Exhibit (a)(1)(F)

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

You are receiving this form “Declaration of Status For Israeli Income Tax Purposes” as a holder of ordinary shares, nominal (par) value NIS 0.0001 per share (the “Shares”) of Taro Pharmaceutical Industries Ltd. (“Taro”), in connection with Taro’s commencement of a modified “Dutch auction” tender offer to repurchase up to $225 million in value of its ordinary shares at a price not greater than $92.00 per share nor less than $80.00 per share (the “Offer”), on the terms and subject to the conditions set forth in Taro’s Offer to Purchase dated November 15, 2019.

By completing this form in a manner that would substantiate your eligibility for an exemption from Israeli withholding tax, you will allow Taro, the Depositary, your broker or any other withholding agent, or their authorized representatives to exempt you from Israeli withholding tax.

This form is relevant to you only if (i) you are an Israeli bank, broker or financial institution; or (ii) all of the following conditions are met in full:

•	The purchase of Shares was made after the date of the initial public offering of Taro in 1961 (“Date of Initial Public Offering”);

•	You are the beneficial owner (directly or indirectly) of less than 5% of Taro’s outstanding shares; and

•	You are NOT, and since the date of purchase of your Shares have not been, a “resident of Israel” for tax purposes.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)
1. Name:	2. Type of Shareholder (more than one box may be applicable):
(please print full name)	☐ Corporation (or Limited Liability Company) ☐ Individual ☐ Trust ☐ Partnership ☐ Other:	☐ Bank ☐ Broker ☐ Financial Institution
3. For individuals only:	4. For all other Shareholders
Date of birth: / / month / day / year	Country of incorporation or organization:
Country of residence:	Registration number of corporation (if applicable):
Countries of citizenship (name all citizenships):
Taxpayer Identification or Social Security No. (if applicable):	Country of residence:
5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):
6. Mailing Address (if different from above):	7. Contact Details: Name: Capacity: Telephone Number (country code, area code and number):

8. I hold the Shares of Taro (mark X in the appropriate place):

☐ directly, as a Registered Holder

☐ through a bank/broker or other financial intermediary. If you marked this box, please state the name of your financial intermediary:

9. Mark X in all appropriate places:

☐ I am the beneficial owner (directly or indirectly) of less than 5% of the outstanding Shares.

☐ I hold (directly or indirectly) less than 5% of Taro’s voting rights.

☐ I am entitled (directly or indirectly) to receive less than 5% of Taro’s profits and/or assets upon dissolution.

☐ I do not have any right to appoint a director of Taro.

PART II	Declaration by Non-Israeli Residents (see instructions) Eligible Israeli Banks/Brokers/Financial Institutions should NOT complete this Part II
A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following boxes)

A.1 ☐  I am NOT, and since the date of purchase of my Shares have not been, a “resident of Israel” for tax purposes, as defined under Israeli law and provided in the Instructions attached hereto, which means, among other things that:

•  The State of Israel is not my permanent place of residence,

•  The State of Israel is neither my place of residence nor that of my family,

•  My ordinary or permanent place of activity/business is NOT in the State of Israel and I do NOT have a permanent establishment in the State of Israel,

•  I do NOT engage in an occupation in the State of Israel,

•  I do NOT have any ownership rights in any business or part of a business in the State of Israel,

•  I am NOT insured by the Israeli National Insurance Institution,

•  I was NOT present (nor am I planning to be present) in Israel for 145 days or more during any tax year, and

•  I was NOT present (nor am I planning to be present) in Israel for 30 days or more during this tax year, and the total period of my presence in Israel during this tax year and the two previous tax years is less than 425 days in total; and

A.2 ☐  I acquired the Shares on or after the initial public offering of Taro on the New York Stock Exchange (i.e., 1961).

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following boxes)

B.1 ☐   The corporation is NOT, and has not been since the date of purchase of its Shares, a “resident of Israel” for tax purposes, as defined under Israeli law and provided in the Instructions attached hereto, which means, among other things, that:

•  The corporation is NOT registered with the Registrar of Companies in Israel,

•  The corporation is NOT registered with the Registrar of “Amutot” (non-profit organizations) in Israel,

•  The control of the corporation is NOT located in Israel,

•  The management of the corporation is NOT located in Israel,

•  The corporation does NOT have a premanent establishment in Israel, and

•  The corporation has no representatives present in Israel

•  The corporations organs (i.e. directors, management, etc.) are not engaged in the corporation’s activities directly or indirectly in Israel, and

•  No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25% or more of any “means of control” in the corporation as specified below:

•  The right to participate in profits;

•  The right to appoint a director;

•  The right to vote;

•  The right to share in the assets of the corporations at the time of its liquidation; and

•  The right to direct the manner of exercising one of the rights specified above; and

B.2 ☐   The corporation acquired the Shares on or after the initial public offering of Taro on the New York Stock Exchange (i.e., 1961).

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following boxes)

C.1 ☐   The partnership is NOT, and has not been since the date of purchase of its Shares, a “resident of Israel” for tax purposes as defined under Israeli law, which means, among other things, that:

•  The partnership is NOT registered with the Registrar of Parnterships in Israel,

•  The control of the partnership is NOT located in Israel,

•  The management of the partnership is NOT located in Israel,

•  The partnership does NOT have a premanent establishment in Israel,

•  No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25% or more of the rights in the partnership, or, of the right to direct the manner of exercising any of the rights in the partnership, and

•  No partner in the partnership is an Israeli resident; and

C.2 ☐   The partnership acquired the Shares on or after the initial public offering of Taro on the New York Stock Exchange (i.e., 1961).

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following boxes)

D.1 ☐  The trust is NOT and, and has not been since the date of purchase of its Shares, an Israeli resident for tax purposes as defined under Israeli law, which means, among other things, that:

•  The trust is NOT registered in Israel,

•  All settlors of the trust are NOT Israeli residents,

•  All benficiaries of the trust are NOT Israeli residents, and

•  All trustees of the trust (or protectors of the trust, if any) are NOT Israeli residents; and

D.2 ☐  The trust acquired the Shares on or after the initial public offering of Taro on the New York Stock Exchange (i.e., 1961).

PART III	Declaration by Israeli Bank, Broker or Financial Institution (see instructions) Non-Israeli Residents should NOT complete this Part III

I hereby declare that: (if correct, mark X in the following box)

☐   I am a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), I am holding the Shares solely on behalf of beneficial shareholders(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Shares in connection with the Offer.

PART IV	Certification. By signing this form, I also declare that:

•  I understood this form and completed it correctly and pursuant to the instructions.

•  I provided accurate, full and complete details in this form.

•  I am aware that providing false details might constitute a criminal offense.

•  I am aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.

SIGN HERE
	Signature of Shareholder	Date	Capacity in which acting (or individual authorized to sign on your behalf)

Number of Shares

Bank/Broker Name
DTC Participant #
VOI #

INSTRUCTIONS

Forming Part of the Declaration of Status for Israeli Income Tax Purposes

General Instructions. This Declaration Form (Declaration of Status for Israeli Income Tax Purposes), should be completed by a holder of Shares who wishes to tender its Shares pursuant to the Offer, and who is either:

(i) A Non-Israeli Resident: (1) that (a) holds less than 5% of the outstanding Shares of Taro, (b) holds less than 5% of the voting rights of Taro, (c) holds less than 5% of the right to receive Taro’s profits or assets upon liquidation, and (d) has no right to appoint a director of Taro; (2) that is NOT a “resident of Israel” for purposes of the Ordinance, and (3) that acquired the Shares tendered on or after Taro’s initial public offering; or

(ii) A Bank, Broker or Financial Institution Resident in Israel: a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance, that (1) is holding Shares solely on behalf of beneficial shareholder(s), and (2) is subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by them to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by Taro pursuant to the Offer (an “Eligible Israeli Broker”).

NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF ITS CLIENTS, WHO ARE BENEFICIAL SHAREHOLDERS.

Determination of Validity. All questions as to the validity, form or eligibility (including time of receipt) of this form will be, subject to applicable law, determined by Taro, in its sole discretion. None of Taro, the Depositary or any other person will be under any duty to provide notification of any defects or irregularities in any Form or incur any liability for failure to give any such notification.

Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to: I.B.I Trust Management; Email: Tzvika@102trust.com; Phone No. + 972 506 209 410.

The method of delivery of this form is at your option and risk, and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent Forms will be accepted.

I. Definition of Resident of Israel for Israeli Tax Purposes

The following is an excerpt of Section 1 of the Israeli Income Tax Ordinance [New Version], 1961, as amended, which defines a “resident of Israel” or a “resident” as follows:

“(A) with respect to an individual—a person whose center of life is in Israel; for this purpose the following provisions will apply:

(1) in order to determine the center of life of an individual, account will be taken of the individual’s family, economic and social connections, including, among others:

(a) place of permanent home;

(b) place of residential dwelling of the individual and the individual’s family;

(c) place of the individual’s regular or permanent occupation or the place of his permanent employment;

(d) place of the individual’s active and substantial economic interests;

(e) place of the individual’s activities in organizations, associations and other institutions;

(2) the center of vital interests of an individual will be presumed to be in Israel:

(a) if the individual was present in Israel for 183 days or more in the tax year;

(b) if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel in that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, “day” includes a part of a day;

(3) the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(4) …;

(B) with respect to a body of persons—a body of persons which meets one of the following:

(1) it was incorporated in Israel;

(2) the control over its business and its management are exercised in Israel,….”

The above is an unofficial English translation of the Ordinance from the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.